UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014 (December 10, 2014)

EMCORE CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-36632	22-2746503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2015 Chestnut Street, Alhambra, California	91803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 293-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On December 10, 2014, EMCORE Corporation, a New Jersey corporation (the “Company”), announced that it completed the sale of its photovoltaics business to SolAero Technologies Corp. (f/k/a Photon Acquisition Corporation), a Delaware corporation and an affiliate of private equity firm Veritas Capital, for $150.0 million in cash, subject to a working capital adjustment (the “Photovoltaics Sale”).

This filing amends the Current Report on Form 8-K filed by the Company on December 10, 2014 to provide the Company’s pro forma financial information giving effect to the Photovoltaics Sale and showing the further effects of the planned sale of certain assets, and transfer of certain liabilities, of the Company’s telecommunications business to NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics”), pursuant to that certain asset purchase agreement, dated as of October 22, 2014, by and between the Company and NeoPhotonics (the “Digital Products Sale”). The Digital Products Sale is subject to customary closing conditions and is expected to close by early January 2015.

The Company’s pro forma financial information is filed herewith as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2014, 2013 and 2012 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2014, 2013, and 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: December 16, 2014	By:	/s/ Alfredo Gomez
	Name:	Alfredo Gomez
	Title:	General Counsel and Secretary